Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

The execution and filing of this Joint Filing Agreement shall not be construed as an admission that the below-named parties are a group or have acted as a group.

Dated: October 22, 2018

GURNET HOLDING COMPANY

By:	/s/ James B. Singleton
	Name:	James B. Singleton
	Title:	Secretary

GURNET MERGER SUB, INC.

By:	/s/ James B. Singleton
	Name:	James B. Singleton
	Title:	President

GURNET POINT L.P.

By:	/s/ James B. Singleton
	Name:	James B. Singleton
	Title:	Manager of Waypoint International GP LLC, in its capacity as General Partner of Gurnet Point L.P.

WAYPOINT INTERNATIONAL GP LLC

By:	/s/ James B. Singleton
	Name:	James B. Singleton
	Title:	Manager